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EXHIBIT 21.1
                 METROMEDIA FIBER NETWORK, INC. & SUBSIDIARIES
                             AS OF MARCH 15, 1999

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                  Name                             Jurisdiction          D/B/A
                  ----                             ------------          -----
Metromedia Fiber Network, Inc.                         DE

Metromedia Fiber Network Services, Inc.                DE

Metromedia Fiber Network of Illinois, Inc.             DE

Metromedia Fiber Network of New Jersey, Inc.           DE

Metromedia Fiber Network of NYC, Inc.                  DE

International Optical Network, L.L.C.                  DE                 ION
 (f/k/a MFNRAC, L.L.C.)

MFN of VA, L.L.C.                                      VA

MFN Purchasing, Inc.                                   DE

MFN International, Inc.                                DE

MFN Holdings GmbH                                    Germany

Metromedia Fiber Network GmbH                        Germany

Metromedia Fiber Network Services GmbH               Germany

Metromedia Fiber Network B.V.                      Netherlands

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